UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Heartflow, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0506743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

331 E. Evelyn Avenue Mountain View, California	94104
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-288733
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the common stock, par value $0.001 per share, of Heartflow, Inc. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of capital stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-288733 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 17, 2025, as subsequently amended by any amendments to such Registration Statement, and is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement that includes such description shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
HEARTFLOW, INC.

Date:	August 7, 2025
By:	/s/ Vikram Verghese
Name:	Vikram Verghese
Title:	Chief Financial Officer